UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Sabre Credit Agreement

On July 18, 2016, Sabre GLBL Inc. (the “Borrower”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Corporation,” “we,” “us,” or “our”), Sabre Holdings Corporation (“Holdings”) and the several guarantors thereunder entered into three related Amendments (as defined below), each dated July 18, 2016, to the Borrower’s senior secured credit facilities. The Amendments were entered into pursuant to that certain Amended and Restated Credit Agreement, dated as of February 19, 2013 (as further amended on September 30, 2013 and February 20, 2014, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), swing line lender and a letter of credit issuer and Deutsche Bank AG New York Branch as a letter of credit issuer.

A replacement revolving credit facility in an aggregate principal amount of $400 million (the “New Revolver”) was established pursuant to a Revolving Facility Refinancing Amendment to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties (as defined in the Credit Agreement) party thereto, the Administrative Agent and the Revolving Credit Lenders (as defined therein) party thereto (the “Revolver Amendment”). The New Revolver replaces the existing $405 million revolving facilities. The Revolver Amendment reduced the applicable interest rate margins for the New Revolver loans and letter of credit fees to (i) between 2.75% and 2.00% per annum for Eurocurrency rate loans and letter of credit fees and (ii) between 1.75% and 1.00% per annum for base rate loans, in each case with the applicable margin for any quarter decreased by 25 basis points (up to 75 basis points total) if the Senior Secured First-Lien Net Leverage Ratio (as defined in the Credit Agreement) is less than 3.5 to 1.0, 2.5 to 1.0, or 1.5 to 1.0, respectively. The amount of the New Revolver commitments available as a letter of credit subfacility has been reduced to $150 million.

The Second Incremental Term Facility Amendment to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties party thereto, the Administrative Agent and the Incremental Term A Lenders (as defined therein) party thereto (the “Term Facility Amendment”) was entered into to provide additional dollar-denominated “Term Loan A” tranche of term loans in an aggregate principal amount of $600 million (the “Term Loan A”), maturing on July 18, 2021 (or earlier on November 19, 2018 in the event the existing Term Loan B facility has not been refinanced by November 19, 2018). Pursuant to the Term Facility Amendment, interest rates for the Term Loan A tranche are calculated in accordance with the Credit Agreement, with the applicable interest rate margins ranging (i) between 2.75% and 2.00% per annum for Eurocurrency rate loans and (ii) between 1.75% and 1.00% per annum for base rate loans, in each case with the applicable margin for any quarter decreased by 25 basis points (up to 75 basis points total) if the Senior Secured First-Lien Net Leverage Ratio is less than 3.5 to 1.0, 2.5 to 1.0, or 1.5 to 1.0, respectively. The scheduled amortization for the Term Loan A is 5%, 5%, 10%, 10% and 10% for years one through five, respectively. The proceeds of the Term Loan A were used primarily to pay off $470 million of outstanding revolver and term loan debt and pay associated financing fees. The remaining proceeds will be retained for general corporate purposes, including working capital.

The Amendment No. 2 to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties party thereto, the Administrative Agent and the Lenders (as defined in the Credit Agreement) party thereto (the “Amendment No. 2” and, collectively with the Revolver Amendment and the Term Facility Amendment, the “Amendments”) was entered into to permit the establishment of the New Revolver and the incurrence of the Term Loan A, to modify certain negative covenants to allow the Borrower and its subsidiaries to enter into various intercompany business transactions and to add in customary language to reflect new European Union “bail-in” directive compliance language. Pursuant to Amendment No. 2, the Financial Performance Covenant (as defined in the Credit Agreement) has been adjusted to be based on the Total Net Leverage Ratio (as defined in the Credit Agreement) rather than the Senior Secured First-Lien Net Leverage Ratio and the Borrower is required, at all times (no longer solely when a threshold amount of revolving loans or letters of credit were outstanding), to maintain a Total Net Leverage Ratio of less than 4.5 to 1.0.

The foregoing description of the Amendments is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are incorporated herein by reference to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On July 18, 2016, the Corporation issued a press release announcing the Borrower’s entry into the Amendments. A copy of this press release is filed as Exhibit 99.1 herewith and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Revolving Facility Refinancing Amendment to Amended and Restated Credit Agreement, dated July 18, 2016, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the Revolving Credit Lenders party thereto.

10.2	Amendment No. 2 to Amended and Restated Credit Agreement, dated July 18, 2016, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

10.3	Second Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated July 18, 2016, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the Incremental Term A Lenders party thereto.

99.1	Press release issued by Sabre Corporation on July 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: July 19, 2016	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Facility Refinancing Amendment to Amended and Restated Credit Agreement, dated July 18, 2016, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the Revolving Credit Lenders party thereto.

10.2	Amendment No. 2 to Amended and Restated Credit Agreement, dated July 18, 2016, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

10.3	Second Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated July 18, 2016, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the Incremental Term A Lenders party thereto.

99.1	Press release issued by Sabre Corporation on July 18, 2016.